BUTLER NATIONAL CORPORATION
                           1546 East Spruce Road
                           Olathe, Kansas 66061

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              OCTOBER 3, 1995


To the Shareholders of Butler National Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at the Holiday Inn-Olathe, 1010 West 151st Street, Olathe, Kansas, on Tuesday, October 3, 1995, at 11:00 a.m., for the following purposes:

  1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

  2. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending April 30, 1996.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on August 11, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                By Order of the Board of Directors,



                                WILLIAM A. GRIFFITH, Secretary

Olathe, Kansas
August 11, 1995


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                        BUTLER NATIONAL CORPORATION
                           1546 East Spruce Road
                           Olathe, Kansas 66061


                              PROXY STATEMENT

  This Proxy Statement is furnished to the shareholders of Butler National Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on October 3, 1995, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph, or in
person.   The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

  Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to shareholders of the Company commenced on or about August 21, 1995. The Company's corporate offices are located at 1546 East Spruce Road, Olathe, Kansas 66061 and its telephone number is (913) 780-9595.

  The Company has outstanding only one class of Common Stock, par value $.01 per share ("Common Stock"), of which 8,507,100 shares were issued, outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. Only shareholders of record at the close of business on August 11, 1995, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

  The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in
accordance with the proxy rules.   The Butler National Corporation 1996
Annual Meeting of Shareholders is expected to be held on or about September 24, 1996, and proxy materials in connection with that meeting are expected to be mailed on orabout August 21, 1996. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before June 5, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, with respect to the Company's common stock
(the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of the Company's voting securities as of July 17, 1995.

Name and Address of          Amount and Nature of       Percent
Beneficial Owner              Beneficial Ownership<F1>    of Class
Clark D. Stewart
1546 East Spruce Road
Olathe, Kansas  66061          2,220,100<F2>              21.11%

Marvin J. Eisenbath
1546 East Spruce Road
Olathe, Kansas  66061            670,000                   6.37%

<F1> Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<F2> Includes 1,470,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.

  The following table sets forth, with respect to the Company's common stock
(the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of the Company, and (ii) total shares beneficially owned by directors and officers as a group, as of July 17, 1995.
Name of                    Amount and Nature of            Percent
Beneficial Owner           Beneficial Ownership<F1>        of Class

Clark D. Stewart                 2,220,100<F2>                21.11%
Marvin J. Eisenbath                670,000                     6.37%
William E. Logan                   270,000<F3>                 2.57%
R. Warren Wagoner                  235,000<F4>                 2.23%
William A. Griffith                224,000<F5>                 2.13%
Brenda Brainard Shadwick             8,333<F7>                  -
All Directors and Officers as a
   Group (11 persons)            3,896,213<F6>                37.04%

<F1>     Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<F2>     Includes 1,470,000 shares which may be acquired by Mr. Stewart pursuant to the exercise of stock options which are exercisable.
<F3>     Includes 160,000 shares which may be acquired by Mr. Logan pursuant to the exercise of stock options which are exercisable.
<F4>     Includes 135,000 shares which may be acquired by Mr. Wagoner pursuant to the exercise of stock options which are exercisable.
<F5>     Includes 110,000 shares which may be acquired by Mr. Griffith pursuant to the exercise of stock options which are exercisable.
<F6>     Includes 2,111,500 shares for all directors and officers as a group, which are subject to options exercisable.
<F7>     Since Ms. Shadwick is no longer with the Company, and further information is not available, included are 8,333 shares which were held by Ms. Shadwick at her termination.

                           ELECTION OF DIRECTORS
                             (Proposal No. 1)

 The Board of Directors has nominated for election the four (4) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees were elected by the shareholders. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

 The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished to the Company by the directors.
Name of Nominee
and Director and          Served   Principal Occupation for Last Five Years
Age                       Since    and other Directorships
Clark D. Stewart (55)     1989     President of the Company from September 1,
                                   1989 to present.  President of Tradewind
                                   Systems, Inc. (consulting and computer
                                   sales) 1980 to present; Executive Vice
                                   President of RO Corporation (manufacturing)
                                   1986 to 1989; President of Tradewind
                                   Industries, Inc. (manufacturing) 1979 to
                                   1985.

R. Warren Wagoner (43)    1986     Chairman of the Board of Directors of the
                                   Company since August 30, 1989 and President
                                   of the Company from July 26, 1989 to
                                   September 1, 1989.  Sales Manager of
                                   Yamazen Machine Tool, Inc. from March, 1992
                                   to March, 1994; President of Stelco, Inc.
                                   (manufacturing) 1987 to 1989; General
                                   Manager, AmTech Metal Fabrications, Inc.,
                                   Grandview, MO 1982 to 1987.

William E. Logan (57)     1990     Vice President and Treasurer of Wendy's
                                   Hamburgers of Kansas City, Inc.  June,
                                   1984 to present.  Vice President and
                                   Treasurer of Valley Foods Services, Inc.
                                   (wholesale food distributor) June, 1988
                                   to April, 1993.  Professional practice as
                                   a Certified Public Accountant 1965 to 1984.

William A. Griffith (48)  1990     Secretary of the Company, President of
                                   Griffith and Associates (management
                                   consulting) since 1984.  Management
                                   consultant for Diversified Health
                                   Companies (management consulting) from
                                   1986 to 1989 and for Health Pro (health
                                   care) from 1984 to 1986.  Chief Executive
                                   Officer of Southwest Medical Center
                                   (hospital) from 1981 to 1984.

 During the fiscal year ended April 30, 1995, the Board of Directors met two times. Each director attended 100% of the meetings of the Board of Directors. Members of the Board who are not otherwise paid employees of the Company (all except Mr. Stewart) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee and Compensation Committee, but no Nominating Committee. During fiscal 1995, the Audit Committee consisted of Randal W. Wagoner, William E. Logan and William A. Griffith. Its function is to assist the President in the review of the financial performance and operations of the Company. The Audit Committee met once during the fiscal year ended April 30, 1995.

 During fiscal 1995, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met two times during the fiscal year ended April 30, 1995.

 The Board of Directors recommends a vote "FOR" each of Messrs. Wagoner, Stewart, Logan and Griffith for election as directors of the Company.

 The executive officers of the Company are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year.  The executive officers are as follows:
Name                  Age   Position
R. Warren Wagoner     43    ChairmAn of the Board of Directors

Clark D. Stewart      55    President and Chief Executive Officer

Jack L. Graham        71    Vice President, Aircraft Modifications

Thomas E. Woodson     57    Vice President, Avionics

Jon C. Fischrupp      55    President of Butler National Services, Inc.,
                            a wholly-owned subsidiary of the Company

Marvin J. Eisenbath   43    President of R F, Inc., a wholly-owned subsidiary
                            of the Company ("RFI")

Stephanie S. Ruskey   30    Vice President, Chief Financial Officer and
                            Assistant Secretary

Edward J. Matukewicz  47    Treasurer

William A. Griffith   48    Secretary

 R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March 1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became Chairman of the Board of the Company on August 30, 1989.

 Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive
Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became President of the Company in September 1989.

 Jack L. Graham was President of Avcon Industries for 19 years and joined the Company in December 1983, at the time of the acquisition of Avcon Industries by the Company. Mr. Graham is Vice President, Aircraft Modifications.

 Thomas E. Woodson has been President of Plectron Corporation since 1980.
Mr. Woodson became General Manager of Woodson Avionics, Inc. in February 1990, and Vice President of Avionics in November 1990.

 John C. Fischrupp was President of Lauderdale Services, Inc. ("LSI") from June 14, 1978, until May 1, 1986, at which time the Company acquired LSI and he became President of LSI (now known as Butler National Services, Inc.).

 Marvin J. Eisenbath was a sole-proprietor of Redi-Foods from January 1988 to December 1993, was President of Duffers Outlet Golf, Inc. from January 1994 to April 21, 1994, at which time the Company acquired Duffers Outlet Golf, Inc. (RFI) and he became President of RFI. Mr. Eisenbath was the Vice President of Purchasing of Sysco Corporation from 1981 to 1987.

 Stephanie S. Ruskey, CPA, was a senior accountant with Arthur Andersen & Co. from May 1987 until December 1990.

 Edward J. Matukewicz was Vice President of Master Fund Company from 1987 to 1990 and Vice President of First Trust of Mid America from 1990 to 1991.

 William A. Griffith was Chief Executive Officer of Southwest Medical Center (hospital) from 1981 to 1984. Mr. Griffith was a management consultant for Health Pro from 1984 to 1986 and for Diversified Health Companies from 1986 to 1989. Mr. Griffith has been President of Griffith and Associates, management consultants, since 1984.

 Except for the following, based on the information filed with the Company, all reports required to be filed for the fiscal year ending April 30, 1995 with the Securities and exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, by the Company's executive officers, directors and 10% stockholders have been filed in accordance with applicable rules. Ms. Brenda Brainard Shadwick has not filed a Form 3 reflecting her employment with the Company (beginning July 1994), a Form 4 reflecting her holdings of 8,333 shares of the Company's common stock (restricted shares issued per her employment agreement on June 24, 1994) or a Form 5 reflecting her status as of April 30, 1995. On April 17, 1995, Ms. Shadwick's employment was terminated.


COMPENSATION OF EXECUTIVE OFFICERS

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended April 30, 1995, 1994 and 1993:

                         Summary Compensation Table

                             Annual Compensation

                                                             Other Annual
Name and                                  Salary      Bonus  Compensation
Principal Position              Year        ($)        ($)       ($)
Clark D. Stewart, President      95       195,590      ---       ---
and CEO, Director                94       166,185      ---       ---
                                 93       158,348      ---       ---

Marvin J. Eisenbath,             95       307,469      ---       ---
President, R. F., Inc.<F2>       94         6,923      ---       ---
                                 93         N/A        N/A       N/A

Brenda Brainard Shadwick,        95       133,709      ---       ---
Indian Affairs counsel<F3>       94         N/A        N/A       N/A
                                 93         N/A        N/A       N/A
                      Annual Compensation (Continued)
                            Long Term Compensation

                                          Awards         Payouts
                                  Restricted  Securities  LTIP
                                    Stock     Underlying            All Other
Name and                           Award(s)    Options   Payouts  Compensation
Principal Position           Year    ($)        ($)<F1>    ($)        ($)
Clark D. Stewart, President   95     ---       100,000     ---        ---
and CEO, Director             94     ---       970,000     ---        ---
                              93     ---         ---       ---        ---

Marvin Eisenbath,             95     ---         ---       ---        ---
President, R.F. Inc.          94     ---         ---       ---        ---
                              93     N/A         N/A       N/A        N/A

Brenda Brainard Shadwick,     95    24,999       ---       ---        ---
Indian Affairs Counsel        94     N/A         N/A       N/A        N/A
                              93     N/A         N/A       N/A        N/A

<F1>Represents options granted pursuant to the Company's 1989 Nonqualified
    Stock Option Plan (100,000) in 1995 and 1993 Nonqualified Stock Option Plan (20,000) and 1993 Nonqualified Stock Option Plan II (950,000) in 1994.
<F2>Mr. Eisenbath, President of RFI, became an executive officer of the
    Company on April 22, 1994.
<F3>Ms. Shadwick, Indian Affairs counsel, employed July 5, 1994 to April 17,
    1995. Ms. Shadwick was issued 8,333 shares of common stock with a value of $24,999 on June 24, 1994. Ms. Shadwick received these shares on her termination date.

OPTION GRANTS, EXERCISES AND HOLDINGS

  The following table provides further information concerning grants of stock options pursuant to the 1989 Nonqualified Stock Option Plan during the fiscal
1995 year to the named executive officers:
                                        Individual Grants

                                         Percent of
                            Number of    Total
                            Securities   Options
                            Underlying   Granted to   Exercise or
                            Options      Employees    Base Price   Expiration
Name                        Granted(#)   in FY        ($/Sh)       Date
Clark D. Stewart,           100,000      57.9%        2.3125       09/08/99
Chief Executive Officer<F1>

Marvin J. Eisenbath         -0-          N/A          N/A          N/A

Brenda Brainard Shadwick    -0-          N/A          N/A          N/A

                                   Individual Grants (continued)
                                           Potential Realizable Value
                                           at Assumed Annual Rates of
                                            Stock Price Appreciation
                                                For Option Term
Name                                          5% ($)      10% ($)
Clark D. Stewart,
Chief Executive Officer                      162,889      259,374

Marvin J. Eisenbath                          N/A          N/A

Brenda Brainard Shadwick                     N/A          N/A

<F1>Except in the event of death or retirement for disability, if Mr. Stewart ceases to be employed by the Company, his option shall terminate immediately. Upon death or retirement for disability, Mr. Stewart (or his representative) shall have three months or one year, respectively, following the date of death or retirement, as the case may be, in which to exercise such options. The option granted for 100,000 shares of Common Stock was granted on January 3, 1995 from the 1989 Stock Option Plan. All such options are immediately exercisable.

  The following table provides information with respect to the named executive officers concerning options exercised and unexercised options held as of the end of the Company's last fiscal year:
                           Number of Securities      Value of Unexercised
                          Underlying Unexercised         In-the-Money
                           Options at FY-End (#)    Options at FY-End ($)<F1>

Name                    Exercisable/Unexercisable   Exercisable/Unexercisable
Clark D. Stewart,
Chief Executive Officer      1,470,000 / 0               2,915,000 / 0

Marvin J. Eisenbath               N/A                         N/A

Brenda Brainard Shadwick          N/A                         N/A

<F1>Based on the price of the Company's common stock at the close of business on Friday, April 28, 1995 and the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Mr. Stewart, Mr. Griffith and Mr. Logan. Mr. Stewart is the President and Chief Executive Officer of the Company and Mr. Griffith is the Secretary of the Company.

  During fiscal 1995, the consulting firm of Griffith & Associates was paid for business consulting services rendered to the Company in the approximate amount of $130,000. William A. Griffith, who is a director for the Company, is a principal at Griffith & Associates. It is anticipated that Griffith & Associates will continue to provide services for the Company.

  During the past fiscal year, sales to Wendy's Hamburgers of Kansas City, Inc. ("WH of KC, Inc.") accounted for approximately 6% of the net sales of the Company ($790,000). William E. Logan, who is a director for the Company, is Vice President and Treasurer of WH of KC, Inc. Mr. Logan sold the WH of KC, Inc. restaurants as of June 3, 1994. The Company no longer provided temporary services subsequent to June 3, 1994.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

  On March 17, 1994, the Company entered into a five-year employment agreement with Clark D. Stewart under the terms of which Mr. Stewart was employed as the President and Chief Executive Officer of the Company at an initial minimum annual salary of $198,000 and a minimum salary of $208,000, $218,500, $229,500 and $241,000, respectively, in years two through five. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement. Mr. Stewart was also granted an automobile allowance of $600 per month.

  On April 22, 1994, the Company entered into a five-year employment agreement with Marvin J. Eisenbath under the terms of which Mr. Eisenbath was employed at an annual salary of $300,000 plus an annual incentive bonus based on the net profits of the food distribution division. This incentive arrangement is consistent with the incentive arrangements made with the Company's other division managers. In the event Mr. Eisenbath is terminated from employment with the Company other than "for cause," Mr. Eisenbath shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement.

  On June 6, 1994, the Company entered into a five-year employment agreement with Brenda Brainard Shadwick under the terms of which Ms. Shadwick was employed at an annual salary of $150,000 plus additional compensation to be issued in stock options or warrants having fair market value of $25,000.
The contract provided that in the event Ms. Shadwick was terminated from employment with the Company other than "for cause," Ms. Shadwick would receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers and oversees the administration of the Company's compensation program.

  In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses the Company's compensation policy as it related to the executive officers for fiscal 1995.

  General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the Company's performance (as evidenced by revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share), while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

  1995 Compensation. To accomplish the Company's compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under the Company's 1993 Plans. The overall compensation policy, as implemented,endeavors to enhance the profitability of the Company (and, thus, shareholder value) by tying the financial interests of the management with those of the Company.

  Base Salary. The Compensation Committee, upon the recommendation of the CEO, initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies.

  For all officers, raises are determined subjectively by recommendation of the CEO and which are approved by the Compensation Committee. Such raises are based upon informal evaluation by the CEO and, to a lesser extent, other executive officers.

  Performance Adjustments. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups:
Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Stewart (CEO), Mr. Graham (Vice President-Aircraft Modifications), Mr. Woodson (Vice President-Avionics), Mr. Fischrupp (President-BNSI), and Mr. Eisenbath (President-RFI). The Administrative Officers consists of the remaining executive officers, Mrs. Ruskey (Vice President-Chief Financial Officer) and Mr. Matukewicz (Treasurer). For some of the Operating Officers, the Company has in place a Performance Plan which couples the executive's cash compensation with specific improvements in the Company's operating income. Each Performance Plan is specific to the Operating Officer's segment. Generally, the incentive bonus is five percent (5%) of the business segmentnet income before income taxes from the business segment currently under the control of the officer. Business segment net income is defined to include all ordinary and necessary business expenses associated with the operations and financing of the business segment but does not include an allocation of corporate overhead.

  In 1995, two of the Operating Officers received performance adjustments.

  Administrative Officers do not participate in the Performance Plan and, thus, do not receive a performance incentive bonus.

  Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1993 Plans. In general, the Committee believes that stock options are an effective incentive for executive to create value for shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. Obviously, when shareholder value decreases, the stock options granted to executives either decrease in value or have no value.

  In 1995, the Compensation Committee did not grant any options to executive officers, other than Mr. Stewart, President and CEO.

  President and CEO Compensation. Clark D. Stewart, President and CEO of the Company, entered into a five year employment agreement with the Company. The Compensation Committee granted to Mr. Stewart 100,000 options subjectively based upon his performance. See Employment Contracts, Termination of Employment and Change-In-Control Arrangements.

  Summary. The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 1995 adequately reflect the Company's compensation goals and policies.

  The Compensation Committee report is submitted by:

                    Randal W. Wagoner              Clark D. Stewart
                    William A. Griffith            William E. Logan

                          STOCK PERFORMANCE CHART

  In April 1994, the Company acquired R F, Inc., and thereby entered into the Food Distribution Industry. Until April 1994, the Company's largest business segment was Temporary Services. The Company entered into the Temporary Services segment in December 1990. This segment became inactive on June 3, 1994, due to the loss of its only customer. Therefore, in order to provide a representative companion of the Company's stock performance, the following chart compares the cumulative stockholder return on the Company's common stock for the last five years with the cumulative return on the NASDAQ Stock Market Index and an industry peer group index (based upon companies which are traded on a listed exchange) for each the Temporary Services industry and the Food Distribution industry. The following chart assumes $100 invested May 1, 1990, in each of the above groups. The total return assumes the reinvestment of dividends.

                             PERFORMANCE GRAPH

Assumes $100 invested December 3, 1990.
Assumes dividends reinvested.
Fiscal year ending April 30, 1995.

  The Peer Group was chosen as having a representative group of companies that consist of: Watsco Inc., General Employment Enterprises and Joule Inc. The Industry Index was developed in the absence of a published index and represents a broad market group consisting of the following companies:
Kelly Temporary Services, Adia Personnel, Olsten, Staff Builders, Uniforce Temporary Personnel Inc., Winston Resources Inc., and Raycomm Transworld Industries.

                      INDEPENDENT PUBLIC ACCOUNTANTS
                             (Proposal No. 2)

  The Company engaged Arthur Andersen LLP to audit the financial statements for the year ended April 30, 1995, and 1994. Arthur Andersen LLP was able to express an opinion on the financial statements for the year ended April 30, 1995, and 1994. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The Company has selected Arthur Andersen LLP to be the independent public accountants for fiscal year 1996 and recommends that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

The Board of Directors recommends a vote "FOR" the shareholder ratification of Arthur Andersen LLP as the Company's independent public accountant.


                               OTHER MATTERS

  Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

  The Annual Report of the Company for the fiscal year 1995 is enclosed.
The 1995 Annual Report includes the Annual Report on Form 10-K containing the Company's financial statements for the fiscal year ended April 30, 1995.

  A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to the Company at the address noted on the first page of this Statement.


    By Order of the Board of Directors



    WILLIAM A. GRIFFITH, Secretary